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                                                                    EXHIBIT 10.2


                              MANAGEMENT AGREEMENT

        MANAGEMENT AGREEMENT, dated as of June 30, 2000 (the "Agreement") between Windward Capital Management, LLC, a Delaware limited liability company (the "Advisor"), and Mobile Storage Group, Inc., a California corporation (the "Company").

                              W I T N E S S E T H:

        WHEREAS, the Company is owned in part by Windward Capital Partners II, L.P., a Delaware limited liability company ("Windward"), and Windward Capital LP II, LLC, a Delaware limited liability company ("WCL"), and Windward/MSG Co-Invest, LLC, a Delaware limited liability company ("WCI", collectively, with Windward, WCL and Windward Acquisition/MS, LLC, a Delaware limited liability company (collectively, the "Windward Entities");

        WHEREAS, on the date hereof, the Company acquired all of the issued and outstanding Ordinary Shares of Mobile Storage (U.K.) Limited ("MS UK");

        WHEREAS, the Company has requested that the Advisor make available to the Company certain management and financial advisory services commencing on the date hereof; and

        WHEREAS, the Advisor desires to provide such management and financial advisory services to the Company commencing on the date hereof;

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, it is agreed as follows:

SECTION 1. ENGAGEMENT AND DUTIES

        (a) The Company hereby appoints the Advisor as an advisor to the Company, whereby the Advisor shall, from time to time, to the extent reasonably requested by the Company, provide those management and financial advisory services to the Company and its subsidiaries which are set forth in Section 1(b) hereof. The Advisor hereby accepts such appointment and agrees to provide each of the services required to be provided by it under this Agreement and to make itself available from time-to-time, on a part-time basis, to consult with the management and Board of Directors of the Company in connection with such services. In addition to the services of its own personnel, the Advisor shall be permitted, to the extent that it determines in its sole discretion that it would be advisable or appropriate in order to perform its services hereunder, to arrange for and coordinate the services of other professionals, experts and consultants.


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        (b) Upon the reasonable request of the Board of Directors of the
Company, the Advisor hereby agrees to provide the following services to the Company and its subsidiaries:

               (i) review periodically the business, operations, financial condition and prospects of the Company and its subsidiaries, including, without limitation: (A) reviewing the strategic direction and plans of the Company and its subsidiaries; (B) reviewing and evaluating the annual business plan and budget of the Company and its subsidiaries; (C) reviewing and evaluating the sales, profitability and working capital and other financing requirements of the Company and its subsidiaries; and (D) reviewing the salary and benefit levels of the senior management of the Company and its subsidiaries and reviewing and evaluating the performance of the senior management of the Company and its subsidiaries;

               (ii) assist the Company and its subsidiaries in the planning, structuring and negotiation of each potential acquisition by the Company of another business operating within the Company's industry or any related industry;

               (iii) assist the Company and its subsidiaries in seeking out and negotiating with potential financing sources in connection with the financing of any transaction referred to in clause (ii) above;

               (iv) provide to the Company and its subsidiaries such other management and financial advisory services as may be reasonably requested by the Board of Directors of the Company; and

               (v) assist the Company and its subsidiaries regarding any claims for indemnification on behalf of the Company or its subsidiaries.

SECTION 2. NATURE OF RELATIONSHIP

        Notwithstanding the services provided by the Advisor, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly authorized by the Company's Board of Directors, shall not be authorized to manage the affairs of, act in the name of, or bind the Company. The Company shall not be obligated to follow or accept any advice or recommendation made by the Advisor, and the management, policies and operations of the Company shall be the sole responsibility of the Board of Directors and the management of the Company. The obligations of the Advisor to the Company are not exclusive, and the Advisor may, in its sole discretion, render the same or similar services to any other person or entity. Nothing set forth in this Agreement shall be deemed to prohibit the Advisor from serving any other person or entity in any capacity the Advisor may deem appropriate or from conducting its business and affairs in any manner it may elect, whether or not such activities might involve an actual or potential conflict of interest vis-a-vis the Company or any of its subsidiaries.


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SECTION 3. TERM

        Subject to the termination provisions of Section 6 hereof, the initial term of this Agreement shall commence on the date hereof and continue for a period of three (3) years following the date hereof; thereafter, the term of this Agreement shall be extended automatically for successive one-year periods unless the Board of Directors of the Company or the Advisor shall give written notice to the other party at least six (6) months prior to the end of the initial three-year term or prior to the end of any one-year extended period then in effect (as the case may be).

SECTION 4. COMPENSATION AND EXPENSES

        (a) In consideration of the services to be provided by the Advisor to the Company and its subsidiaries, the Company shall pay the Advisor an annual management fee of $235,000 (the "Management Fee"), payable in advance in semi-annual installments of $117,500 each on January 1 and July 1 of each year. In addition, in the event of a Change in Control (as defined in the Shareholders Agreement, dated as of even date herewith, by and among the Windward Entities, the Company, and certain shareholders of the Company identified therein (the "Shareholders Agreement")), the Advisor shall be entitled to a fee equal to one percent (1%) of Transaction Value (as defined below), in each case, as determined in good faith by the Board of Directors of the Company. The Company shall also pay or reimburse the Advisor for all Expenses (as defined below) in accordance with Section 4(b) below. Notwithstanding the foregoing, the payment of such fees shall be subject to any reasonable restrictions set forth in that agreements executed by the Company with respect to the Senior Debt Facility (as defined in the Amended and Restated Agreement and Plan of Merger, dated as of April 3, 2000, by and among the Windward Entities, the Company and certain of the Company's shareholders (the "Merger Agreement")) as in effect on the date hereof. Upon any termination of this Agreement, the Management Fee payable with respect to the then-current semi-annual period shall be prorated to reflect the actual number of days during which this Agreement was in effect; provided that no proration shall be made by the Company if the Company elects to terminate this Agreement as provided under Section 6(a) or if this Agreement is terminated as the result of the operation of Section 6(b) and the Advisor shall be entitled to the full Management Fee for such semi-annual period.

        (b) The term "Expenses" shall mean all fees, costs and expenses reasonably incurred by the Advisor in connection with its provision of services hereunder, including, without limitation: (i) all fees and expenses of legal counsel, accountants and other consultants and experts retained by the Advisor in connection with its provision of services hereunder, (ii) all travel and other out-of-pocket costs and expenses incurred by the Advisor in connection herewith, (iii) all other costs and expenses incurred by the Advisor related to its duties hereunder and (iv) all Losses (as defined herein) that are the subject of indemnification pursuant to this Agreement. The Company shall reimburse the Advisor promptly for all Expenses upon the Advisor's presentation of invoices or other documents reasonably evidencing such Expenses.


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        (c) The term "Transaction Value" shall mean the total fair market value on the closing date of all consideration, including cash, securities, property, indebtedness and obligations (including capitalized lease and preferred equity obligations) assumed by the Company and any other form of consideration, such as covenants not to compete, paid or payable, directly and indirectly, to entity or business so acquired and/or its securityholders and/or holders of options, warrants and similar rights in connection with the Acquisition or any transaction related thereto. "Transaction Value" shall also include any indebtedness or other obligations of the entity or business so acquired which are assumed by the Company, in the case of an acquisition of assets or similar transaction, or existing on the balance sheet of the entity or business so acquired, in the case of an acquisition of stock or similar transaction.

        (d) The term "Acquisition" shall mean the purchase of any business or company (whether in the form of equity, assets or otherwise).

SECTION 5. INDEMNIFICATION

        (a) The Company shall, to the fullest extent permitted by law, indemnify the Advisor and each officer, director, employee, partner, Affiliate (as defined in the Merger Agreement), agent and representative of the Advisor (collectively, the "Indemnitees") against, and the Company will hold harmless and will release each Indemnitee from, any and all Losses (as defined below), including any incurred in connection with any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, whether or not any Indemnitee is or may be a party thereto, which arise out of, relate to or are in connection with the provision of any services hereunder or otherwise relate to this Agreement or the management or conduct of the business or affairs of the Company or any of its subsidiaries, except for any Losses that are found by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Indemnitee seeking indemnification. The term "Losses" shall mean all losses, claims, damages or liabilities of each Indemnitee, joint or several, and all judgments, fines, penalties, interest and charges, and all costs and expenses incurred in connection with the investigation, defense or settlement of any pending or threatened claims (including, without limitation, attorneys' fees and expenses related thereto).

        (b) The termination of any proceeding by settlement shall not, of itself, create a presumption that the Indemnitee acted in a manner which constituted gross negligence, willful misconduct or a knowing violation of law. The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to his heirs, successors, assigns and legal representatives.

        (c) Promptly after receipt by an Indemnitee hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnitee will, if a claim in respect thereof is to be made against the Company, promptly give written notice to the Company of the


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commencement of such action; provided that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 5, except to the extent that the Company is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnitee, unless in such Indemnitee's reasonable judgment a conflict of interest between such Indemnitee and the Company may exist in respect of such claim, the Company will be entitled to participate in and to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the Company of its election so to assume the defense thereof, the Company will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, unless in such Indemnitee's reasonable judgment a conflict of interest between the Indemnitee and the Company arises in respect of such claim after the assumption of the defense thereof (in which case, the Company shall not assume the defense thereof, but shall be responsible for the fees and expenses of one counsel in each jurisdiction for all parties indemnified by the Company, subject to the same exception as is set forth in the last sentence of this subsection (c)), and the Company will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The Company will not consent to entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation, and (ii) that imposes any obligation on an Indemnitee (except any obligation to make payments which the Company shall, and promptly does, pay). If the Company elects not to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the Company with respect to such claim, unless in the reasonable judgment of any Indemnitee a conflict of interest may exist between such Indemnitee and any other of such Indemnitees with respect to such claim, in which event the Company shall be obligated to pay the fees and expenses of such additional counsel or counsels.

        (d) Notwithstanding any termination of this Agreement pursuant to
Section 6, the expiration of the term hereof pursuant to Section 2 or otherwise, the indemnification provided under this Agreement shall remain in full force and effect thereafter.

        (e) No Indemnitee shall be liable to the Company or its subsidiaries for any error of judgment or mistake of law or for any loss incurred by the Company or its subsidiaries or any of their respective Affiliates in connection with the matters to which this Agreement relates, except for any damages that are found by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Indemnitee seeking indemnification. In no event shall the Advisor or any Indemnitee be liable for any indirect, special or consequential damages arising out of or in connection with this Agreement. The Advisor and the Indemnitees may consult with legal counsel, accountants and other consultants and experts in respect of the affairs of the Company and its subsidiaries and shall be fully protected and justified in acting, or failing to act, in a manner consistent with the advice or opinion of such legal counsel, accountants and other consultants and experts.


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SECTION 6. TERMINATION

        Notwithstanding anything to the contrary contained in this Agreement,
(a) this Agreement may be terminated by either the Advisor or the Company upon at least six (6) months prior written notice to the other party, and (b) this Agreement shall terminate automatically without any action on the part of either party hereto (i) upon the consummation of a Change in Control (as defined in the Shareholders Agreement) or (ii) at such time, if any, that the Company is no longer a majority-owned subsidiary of the Windward Entities.

SECTION 7. NOTICES

        Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by telefax, telegram or by registered or certified mail, postage prepaid, return receipt requested as follows:

        If to the Company:          Mobile Storage Group, Inc.
                                    2540 Foothill Blvd., 2nd Floor
                                    La Crescenta, California  91214
                                    Attention: Ronald F. Valenta
                                    Telephone: (818) 249-0291
                                    Facsimile: (818) 541-9260

        If to the Advisor:          Windward Capital Management, LLC
                                    1177 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Peter S. Macdonald
                                    Telephone: (212) 382-6500
                                    Facsimile: (212) 382-6535

        with a copy to:             Gibson, Dunn & Crutcher LLP
                                    333 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attention:  Jonathan K. Layne, Esq.
                                    Telephone: (213) 229-7000
                                    Facsimile: (213) 229-7520

or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Any notice, request, demand, waiver, consent, approval or other communication given (a) personally shall be effective when delivered, (b) by mail or telegram shall be effective when received and (c) by facsimile shall be effective when the appropriate facsimile answer back or confirmation is received.



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SECTION 8. ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

SECTION 9. CHOICE OF LAW

        THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 10. SUCCESSORS AND ASSIGNS

        Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

SECTION 11. FORCE MAJEURE

        If the performance by the Advisor of any of its services hereunder is prevented, restricted or interfered with in whole or in part by reason of any event or cause whatsoever beyond the reasonable control of the Advisor, then in any such event, the Advisor shall be excused from such performance to the extent of such prevention, restriction or interference, and the Management Fee payable hereunder shall be reduced proportionately.

SECTION 12. CAPTIONS

        Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

SECTION 13. SEVERABILITY

        If any provision of this Agreement, or the application of such provision to any person or circumstance, shall-be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 14. WAIVERS

        No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver, and no such


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waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

SECTION 15. COUNTERPARTS

        This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.





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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      WINDWARD CAPITAL MANAGEMENT, LLC

                                      By ______________________________________
                                         Name: ________________________________
                                         Title:________________________________


                                      MOBILE STORAGE GROUP, INC.

                                      By ______________________________________
                                         Name:  Ronald F. Valenta
                                         Title: President






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